EXHIBIT 99.1
Press Release

Las Vegas Sands Reports Fourth
Quarter and Full Year 2015 Results

For the Quarter Ended December 31, 2015
(Compared to the Quarter Ended December 31, 2014)

—	Consolidated Adjusted Property EBITDA was $1.05 Billion

—	In Macao:

o	Adjusted Property EBITDA was $575.3 Million

o	Strong Cost Discipline Drove a 130 Basis Point Improvement in Hold-Normalized Adjusted Property EBITDA Margin to 34.7%

—	At Marina Bay Sands in Singapore:

o	Hold-Normalized Adjusted Property EBITDA was $374.8 Million, While Adjusted Property EBITDA was $338.2 Million

o	On a Constant-Currency Basis, and Excluding the Impact of a $90.1 Million Property Tax Refund in the Quarter Ended December 31, 2014, Hold-Normalized Adjusted Property EBITDA Increased 11.8%

—	Hold-Normalized Adjusted Earnings per Diluted Share was $0.64; Adjusted Earnings per Diluted Share was $0.62; and GAAP Earnings per Diluted Share was $0.59

—	The Company Paid Dividends of $0.65 per Share
—	The Company Returned $60.0 Million of Capital to Shareholders Through its Stock Repurchase Program

For the Year Ended December 31, 2015
(Compared to the Year Ended December 31, 2014)

—	Net Revenue was $11.69 Billion, Consolidated Adjusted Property EBITDA was $4.17 Billion, Net Income Attributable to Las Vegas Sands was $1.97 Billion and Adjusted Earnings per Diluted Share was $2.55
—	The Company Paid Dividends of $2.60 per Share
—	The Company’s Board of Directors Announced an Increase of 10.8% in the Company’s Recurring Common Stock Dividend for the 2016 Calendar Year to $2.88 per Share ($0.72 per Share per Quarter)
—	The Company Returned $205.0 Million of Capital to Shareholders Through its Stock Repurchase Program

Las Vegas, NV (January 27, 2016) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended December 31, 2015.

Fourth Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “The operating environment in Macao remained challenging during the quarter; however, our focus on the higher margin mass and non-gaming segments and the geographic diversification of our cash flows allowed us to once again deliver in excess of one billion U.S. dollars of adjusted property EBITDA during the quarter.  We remain sharply focused on the consistent execution of our global growth strategy, which leverages the power of our unique convention-based Integrated Resort business model.

“Our convention-based Integrated Resort business model appeals to the broadest set of customers, generates the most diversified set of cash flows and delivers the industry’s highest revenue and profit from non-gaming segments, while bringing unsurpassed economic and diversification benefits to the regions in which we operate.  We remain confident in our ability to both further extend our global leadership position and deliver strong growth in the future.

“The prudent management of our cash flow, including the ability to increase the return of capital to shareholders while maintaining a strong balance sheet and ample liquidity to invest in future growth opportunities, remains a cornerstone of our strategy.”

The company paid a recurring quarterly dividend of $0.65 per common share during the quarter, an increase of 30.0% compared to the fourth quarter of 2014. The company also announced that its next recurring quarterly dividend of $0.72 per common share will be paid on March 31, 2016, to Las Vegas Sands shareholders of record on March 22, 2016.  That dividend represents an increase of 10.8% compared to the dividend paid in the first quarter of 2015.  Additionally, since the inception of the company’s share repurchase program in June 2013, the company has returned $2.44 billion to shareholders through the repurchase of 35.4 million shares, including $60.0 million of common stock (1.3 million shares at a weighted average price of $44.55) during the quarter ended December 31, 2015.

Mr. Adelson added, “In Macao, notwithstanding an operating environment that remains challenging,  we delivered $575.3 million in adjusted property EBITDA across our Macao property portfolio during the quarter, our strongest quarterly performance of the year.  We remain confident that our market-leading Cotai Strip properties, which will be complemented in the future by The Parisian Macao, targeted to open in late 2016, will continue to provide the economic benefits of diversification to Macao, help attract greater numbers of business and leisure travelers, and provide an outstanding and diversified platform for growth in the years ahead.”

At Marina Bay Sands in Singapore, we continue to attract visitors from across the region to Singapore, which enabled us to generate another record mass gaming win-per-day in local currency terms. While the impact of the stronger U.S. Dollar and low win percentage on rolling table games play each negatively impacted our reported financial results for the quarter, both gaming volumes and our non-gaming segments remain resilient.  On a constant currency basis, hold-normalized adjusted property EBITDA, excluding the impact of a $90.1 million property tax refund received in the prior year, increased 11.8%.

At the Venetian, Palazzo and Sands Expo Center in Las Vegas, a 22.2% year-over-year increase in RevPAR to $220 drove a 24.9% increase in adjusted property EBITDA during the fourth quarter of 2015.

Company-Wide Operating Results

Net revenue for the fourth quarter of 2015 decreased 16.2% to $2.86 billion, compared to $3.42 billion in the fourth quarter of 2014. Consolidated adjusted property EBITDA of $1.05 billion decreased 21.9% in the fourth quarter of 2015, compared to the year-ago quarter.  On a hold-normalized basis, adjusted property EBITDA decreased 16.0% to $1.07 billion in the fourth quarter of 2015.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the fourth quarter of 2015 decreased 31.3% to $702.0 million, compared to $1.02 billion in the fourth quarter of 2014.  The decrease in operating income was principally due to softer results across the company’s Macao property portfolio and a $90.1 million benefit in the fourth quarter of 2014 relating to a property tax refund at Marina Bay Sands in Singapore.

On a GAAP basis, net income attributable to Las Vegas Sands in the fourth quarter of 2015 decreased 35.4% to $465.8 million, compared to $721.3 million in the fourth quarter of 2014, while diluted earnings per share in the fourth quarter of 2015 decreased 34.4% to $0.59, compared to $0.90 in the prior-year quarter. The decrease in net income attributable to Las Vegas Sands reflected the decline in operating income described above, partially offset by a $47.5 million decrease in net income attributable to noncontrolling interests.

Adjusted net income (see Note 1) decreased to $492.4 million, or $0.62 per diluted share, compared to $734.2 million, or $0.92 per diluted share, in the fourth quarter of 2014.

Full year 2015 net revenue decreased 19.9% to $11.69 billion, compared to $14.58 billion in 2014. Consolidated adjusted property EBITDA in 2015 decreased 23.1% to $4.17 billion, compared to $5.42 billion in 2014. Consolidated adjusted property EBITDA margin decreased 150 basis points to 35.7% in 2015, compared to 37.2% in 2014.  Negative operating leverage from declining revenues in Macao were the primary reason for the EBITDA margin contraction in 2015, despite the partial off-set provided by the implementation of cost-control programs.

Full year adjusted net income (see Note 1) was $2.03 billion in 2015, or $2.55 per diluted share, compared to $2.89 billion, or $3.58 per diluted share, in 2014.

On a GAAP basis, full year 2015 operating income decreased 30.7% to $2.84 billion, compared to $4.10 billion in 2014.  The decrease in operating income was principally due to weaker operating results across our Macao property portfolio. Net income attributable to Las Vegas Sands decreased 30.8% to $1.97 billion, or $2.47 per diluted share, in 2015, compared to $2.84 billion, or $3.52 per diluted share, in 2014. The decline in net income attributable to Las Vegas Sands reflected the decrease in operating income described above, partially offset by a decrease in net income attributable to noncontrolling interests.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. decreased 21.7% to $1.66 billion in the fourth quarter of 2015, compared to $2.12 billion in the fourth quarter of 2014. Adjusted property EBITDA for Sands China Ltd. decreased 18.5% to $581.2 million in the fourth quarter of 2015, compared to $713.2 million in the fourth quarter of 2014. Net income for Sands China Ltd. decreased 29.3% to $378.4 million in the fourth quarter of 2015, compared to $535.3 million in the fourth quarter of 2014.

On a GAAP basis, full year 2015 total net revenues for Sands China Ltd. decreased 28.3% to $6.86 billion, compared to $9.57 billion in 2014. Adjusted property EBITDA for Sands China Ltd. decreased 31.9% to $2.22 billion in 2015, compared to $3.26 billion in 2014. Net income for Sands China Ltd. decreased 43.1% to $1.45 billion in 2015, compared to $2.55 billion in 2014.

The Venetian Macao Fourth Quarter Operating Results

Despite the softer gaming market in Macao, The Venetian Macao continued to enjoy Macao market-leading visitation and financial performance. The property generated adjusted property EBITDA of $297.3 million in the fourth quarter with an EBITDA margin of 39.1%.  Non-Rolling Chip drop was $1.74 billion for the quarter, with a Non-Rolling Chip win percentage of 23.4%.  Rolling Chip volume during the quarter decreased 20.8% to $8.0 billion.  Rolling Chip win percentage was 3.34% in the quarter, above the 2.61% experienced in the prior-year quarter. Slot handle was $1.01 billion.

The following table summarizes the key operating results for The Venetian Macao for the fourth quarter of 2015 compared to the fourth quarter of 2014:

The Venetian Macao Operations	Three Months Ended
	December 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$632.4	$733.3	$(100.9)	-13.8%
Rooms	49.5	65.7	(16.2)	-24.7%
Food and Beverage	23.8	26.1	(2.3)	-8.8%
Mall	62.1	60.9	1.2	2.0%
Convention, Retail and Other	30.1	42.6	(12.5)	-29.3%
Less - Promotional Allowances	(37.2)	(48.3)	11.1	23.0%
Net Revenues	$760.7	$880.3	$(119.6)	-13.6%

Adjusted Property EBITDA	$297.3	$321.4	$(24.1)	-7.5%
EBITDA Margin %	39.1%	36.5%		2.6 pts

Operating Income	$252.8	$278.2	$(25.4)	-9.1%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,997.3	$10,098.7	$(2,101.4)	-20.8%
Rolling Chip Win %(1)	3.34%	2.61%		0.73 pts

Non-Rolling Chip Drop	$1,743.2	$2,107.6	$(364.4)	-17.3%
Non-Rolling Chip Win %	23.4%	24.2%		-0.8 pts

Slot Handle	$1,009.3	$1,325.4	$(316.1)	-23.8%
Slot Hold %	4.7%	4.3%		0.4 pts

Hotel Statistics

Occupancy %	83.5%	88.3%		-4.8 pts
Average Daily Rate (ADR)	$223	$280	$(57)	-20.4%
Revenue per Available Room (RevPAR)	$186	$247	$(61)	-24.7%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central Fourth Quarter Operating Results

Net revenues and adjusted property EBITDA for the fourth quarter of 2015 at Sands Cotai Central were $505.7 million and $160.9 million, respectively, resulting in an EBITDA margin of 31.8%.

Non-Rolling Chip drop was $1.46 billion in the fourth quarter with a Non-Rolling Chip win percentage of 21.3%.  Rolling Chip volume was $4.13 billion for the quarter with a Rolling Chip win percentage of 2.62%.  Slot handle was $1.48 billion for the quarter. Hotel occupancy was 85.4% with ADR of $151.

The following table summarizes our key operating results for Sands Cotai Central for the fourth quarter of 2015 compared to the fourth quarter of 2014:

Sands Cotai Central Operations	Three Months Ended
	December 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$426.1	$611.1	$(185.0)	-30.3%
Rooms	68.8	86.4	(17.6)	-20.4%
Food and Beverage	25.5	32.2	(6.7)	-20.8%
Mall	18.3	19.0	(0.7)	-3.7%
Convention, Retail and Other	6.6	7.8	(1.2)	-15.4%
Less - Promotional Allowances	(39.6)	(51.5)	11.9	23.1%
Net Revenues	$505.7	$705.0	$(199.3)	-28.3%

Adjusted Property EBITDA	$160.9	$220.3	$(59.4)	-27.0%
EBITDA Margin %	31.8%	31.2%		0.6 pts

Operating Income	$78.7	$144.5	$(65.8)	-45.5%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,128.7	$8,383.7	$(4,255.0)	-50.8%
Rolling Chip Win %(1)	2.62%	3.21%		-0.59 pts

Non-Rolling Chip Drop	$1,459.4	$1,859.1	$(399.7)	-21.5%
Non-Rolling Chip Win %	21.3%	20.3%		1.0 pts

Slot Handle	$1,480.3	$1,817.2	$(336.9)	-18.5%
Slot Hold %	3.6%	3.5%		0.1 pts

Hotel Statistics

Occupancy %	85.4%	90.9%		-5.5 pts
Average Daily Rate (ADR)	$151	$183	$(32)	-17.5%
Revenue per Available Room (RevPAR)	$129	$167	$(38)	-22.8%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Four Seasons Hotel Macao and Plaza Casino Fourth Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated adjusted property EBITDA of $65.8 million in the fourth quarter of 2015, a decrease of 29.0% compared to the year-ago quarter.  Non-Rolling Chip drop was $271.6 million, while Non-Rolling Chip win percentage was 20.1%.  Rolling Chip volume was $2.43 billion for the quarter. Rolling Chip win percentage was 3.43% in the quarter, above the 3.12% experienced in the prior-year quarter. Slot handle was $103.5 million during the quarter.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the fourth quarter of 2015 compared to the fourth quarter of 2014:

Four Seasons Hotel Macao and Plaza Casino Operations	Three Months Ended
	December 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$113.7	$188.8	$(75.1)	-39.8%
Rooms	9.8	11.1	(1.3)	-11.7%
Food and Beverage	7.2	8.0	(0.8)	-10.0%
Mall	37.5	48.2	(10.7)	-22.2%
Convention, Retail and Other	0.9	0.9	-	0.0%
Less - Promotional Allowances	(11.4)	(13.2)	1.8	13.6%
Net Revenues	$157.7	$243.8	$(86.1)	-35.3%

Adjusted Property EBITDA	$65.8	$92.7	$(26.9)	-29.0%
EBITDA Margin %	41.7%	38.0%		3.7 pts

Operating Income	$53.8	$79.8	$(26.0)	-32.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,425.1	$5,994.4	$(3,569.3)	-59.5%
Rolling Chip Win %(1)	3.43%	3.12%		0.31 pts

Non-Rolling Chip Drop	$271.6	$296.9	$(25.3)	-8.5%
Non-Rolling Chip Win %	20.1%	20.0%		0.1 pts

Slot Handle	$103.5	$155.4	$(51.9)	-33.4%
Slot Hold %	6.6%	5.8%		0.8 pts

Hotel Statistics

Occupancy %	81.1%	86.7%		-5.6 pts
Average Daily Rate (ADR)	$351	$372	$(21)	-5.6%
Revenue per Available Room (RevPAR)	$284	$323	$(39)	-12.1%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao Fourth Quarter Operating Results

Sands Macao’s adjusted property EBITDA was $51.3 million. Non-Rolling Chip drop was $716.4 million during the quarter, while slot handle was $661.5 million. Rolling Chip volume was $2.70 billion for the quarter. The property realized 3.18% win on Rolling Chip volume during the quarter, below the 3.57% generated in the year-ago quarter.

The following table summarizes our key operating results for Sands Macao for the fourth quarter of 2015 compared to the fourth quarter of 2014:

Sands Macao Operations	Three Months Ended
	December 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$198.3	$261.3	$(63.0)	-24.1%
Rooms	5.5	5.6	(0.1)	-1.8%
Food and Beverage	8.3	9.9	(1.6)	-16.2%
Convention, Retail and Other	3.0	2.5	0.5	20.0%
Less - Promotional Allowances	(9.8)	(11.4)	1.6	14.0%
Net Revenues	$205.3	$267.9	$(62.6)	-23.4%

Adjusted Property EBITDA	$51.3	$76.7	$(25.4)	-33.1%
EBITDA Margin %	25.0%	28.6%		-3.6 pts

Operating Income	$42.0	$67.6	$(25.6)	-37.9%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,695.9	$3,312.9	$(617.0)	-18.6%
Rolling Chip Win %(1)	3.18%	3.57%		-0.39 pts

Non-Rolling Chip Drop	$716.4	$880.0	$(163.6)	-18.6%
Non-Rolling Chip Win %	17.3%	18.0%		-0.7 pts

Slot Handle	$661.5	$767.1	$(105.6)	-13.8%
Slot Hold %	3.3%	3.6%		-0.3 pts

Hotel Statistics

Occupancy %	99.1%	99.9%		-0.8 pts
Average Daily Rate (ADR)	$209	$225	$(16)	-7.1%
Revenue per Available Room (RevPAR)	$207	$225	$(18)	-8.0%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands Fourth Quarter Operating Results

The impact of the stronger U.S. dollar negatively impacted the financial results and key performance indicators of Marina Bay Sands in Singapore in the current quarter.  Low win percentage on table games play also negatively impacted our reported financial results. The property generated adjusted property EBITDA of $338.2 million.  On a hold-normalized basis, adjusted property EBITDA was $374.8 million. On a constant-currency basis, hold-normalized adjusted property EBITDA decreased 10.1%. On a constant-currency basis, and excluding the property tax refund from the prior year quarter, hold-normalized adjusted property EBITDA increased 11.8%.

Rolling Chip win percentage of 2.39% in the fourth quarter of 2015 was below the expected range and considerably below the 3.58% achieved in the fourth quarter of 2014. Rolling Chip volume was $10.12 billion for the quarter.

Non-Rolling Chip drop was $976.4 million during the quarter with a Non-Rolling Chip win percentage of 28.5%. Slot handle increased 6.3% to $3.32 billion for the quarter compared to the year-ago quarter. Total mass win-per-day during the quarter was $4.6 million and was an all-time quarterly record for the property in local currency terms.

ADR decreased to $392 during the quarter and occupancy decreased to 96.6%, resulting in a RevPAR decrease of 8.7% compared to the same quarter last year.

The following table summarizes our key operating results for Marina Bay Sands for the fourth quarter of 2015 compared to the fourth quarter of 2014:

Marina Bay Sands Operations	Three Months Ended
	December 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$532.9	$674.4	$(141.5)	-21.0%
Rooms	88.3	92.1	(3.8)	-4.1%
Food and Beverage	55.3	50.7	4.6	9.1%
Mall	41.7	45.7	(4.0)	-8.8%
Convention, Retail and Other	29.1	26.0	3.1	11.9%
Less - Promotional Allowances	(43.4)	(50.3)	6.9	13.7%
Net Revenues	$703.9	$838.6	$(134.7)	-16.1%

Adjusted Property EBITDA	$338.2	$518.5	$(180.3)	-34.8%
EBITDA Margin %	48.1%	61.8%		-13.7 pts

Operating Income	$246.5	$427.4	$(180.9)	-42.3%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$10,116.9	$10,048.2	$68.7	0.7%
Rolling Chip Win %(1)	2.39%	3.58%		-1.19 pts

Non-Rolling Chip Drop	$976.4	$1,097.7	$(121.3)	-11.1%
Non-Rolling Chip Win %	28.5%	26.7%		1.8 pts

Slot Handle	$3,323.4	$3,125.0	$198.4	6.3%
Slot Hold %	4.4%	4.8%		-0.4 pts

Hotel Statistics

Occupancy %	96.6%	98.3%		-1.7 pts
Average Daily Rate (ADR)	$392	$422	$(30)	-7.1%
Revenue per Available Room (RevPAR)	$379	$415	$(36)	-8.7%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations Fourth Quarter Operating Results

Adjusted property EBITDA at The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, was $97.4 million for the quarter, an increase of 24.9% compared to the fourth quarter of 2014.  On a hold-normalized basis, adjusted property EBITDA in the quarter increased 20.3% year-over-year to $105.4 million.  RevPAR increased 22.2% year-over-year to $220 in the quarter, reflecting a 7.7% increase in ADR to $239 and an 11.0 percentage point increase in occupancy to 92.1%.  Table games drop decreased 13.8% in the quarter to $472.5 million, reflecting softer Baccarat play, while slot handle increased 16.0% to $678.0 million.

The following table summarizes our key operating results for our Las Vegas operations for the fourth quarter of 2015 compared to the fourth quarter of 2014:

	Three Months Ended
Las Vegas Operations	December 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$129.4	$130.0	$(0.6)	-0.5%
Rooms	141.5	113.6	27.9	24.6%
Food and Beverage	74.0	61.5	12.5	20.3%
Convention, Retail and Other	81.6	81.8	(0.2)	-0.2%
Less - Promotional Allowances	(26.4)	(24.3)	(2.1)	-8.6%
Net Revenues	$400.1	$362.6	$37.5	10.3%

Adjusted Property EBITDA	$97.4	$78.0	$19.4	24.9%
EBITDA Margin %	24.3%	21.5%		2.8 pts

Operating Income	$80.0	$64.8	$15.2	23.5%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$472.5	$548.1	$(75.6)	-13.8%
Table Games Win %(1)	18.5%	19.1%		-0.6 pts

Slot Handle	$678.0	$584.6	$93.4	16.0%
Slot Hold %	8.0%	7.7%		0.3 pts

Hotel Statistics

Occupancy %	92.1%	81.1%		11.0 pts
Average Daily Rate (ADR)	$239	$222	$17	7.7%
Revenue per Available Room (RevPAR)	$220	$180	$40	22.2%

(1)
This compares to our expected Baccarat win percentage of 21.0% to 29.0% and our expected non-Baccarat win percentage of 16.0% to 20.0% in the current year quarter (calculated before discounts). Our expected Baccarat win percentage in the prior-year quarter was 22.0% to 30.0% and our expected non-Baccarat win percentage was 14.0% to 18.0% (calculated before discounts).

Sands Bethlehem Fourth Quarter Operating Results

Net revenues for Sands Bethlehem in Pennsylvania increased 4.7% to $139.9 million and adjusted property EBITDA decreased 5.2% to $34.3 million for the quarter. Table games drop increased 4.6% to $292.9 million for the quarter, while table games win percentage was 18.3%, slightly below the 18.7% realized in the fourth quarter of 2014. Slot handle increased 5.1% year-over-year to $1.06 billion for the quarter with a slot hold percentage of 6.9%.

The following table summarizes our key operating results for Sands Bethlehem for the fourth quarter of 2015 compared to the fourth quarter of 2014:

	Three Months Ended
Sands Bethlehem Operations	December 31,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$129.6	$123.6	$6.0	4.9%
Rooms	3.9	3.6	0.3	8.3%
Food and Beverage	7.6	7.6	-	0.0%
Mall	1.3	1.3	-	0.0%
Convention, Retail and Other	5.1	4.7	0.4	8.5%
Less - Promotional Allowances	(7.6)	(7.2)	(0.4)	-5.6%
Net Revenues	$139.9	$133.6	$6.3	4.7%

Adjusted Property EBITDA	$34.3	$36.2	$(1.9)	-5.2%
EBITDA Margin %	24.5%	27.1%		-2.6 pts

Operating Income	$27.1	$28.9	$(1.8)	-6.2%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$292.9	$279.9	$13.0	4.6%
Table Games Win %(1)	18.3%	18.7%		-0.4 pts

Slot Handle	$1,062.7	$1,011.4	$51.3	5.1%
Slot Hold %	6.9%	6.8%		0.1 pts

Hotel Statistics

Occupancy %	92.8%	87.9%		4.9 pts
Average Daily Rate (ADR)	$152	$149	$3	2.0%
Revenue per Available Room (RevPAR)	$146	$131	$15	11.5%

(1)	This compares to our expected table games win percentage of 14.0% to 16.0% (calculated before discounts).

Asian Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore was $159.3 million for the fourth quarter of 2015, a decrease of 8.2% compared to the fourth quarter of 2014.  Operating profit derived from these retail mall assets decreased 8.6% year-over-year to $143.8 million.

	For The Three Months Ended December 31, 2015						TTM December 31, 2015
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)		Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)

Shoppes at Venetian	$61.9	$56.9	91.9%	780,165		97.8%	$1,469

Shoppes at Four Seasons
Luxury Retail	23.7	22.4	94.5%	142,562		100.0%	4,732
Other Stores	13.8	13.6	98.6%	116,832		97.9%	1,622
Total	37.5	36.0	96.0%	259,394		99.0%	3,423

Shoppes at Cotai Central	18.2	16.4	90.1%	331,499	(3)	97.9%	896
Total Cotai Strip in Macao	117.6	109.3	92.9%	1,371,058		98.0%	1,719

The Shoppes at Marina Bay Sands	41.7	34.5	82.7%	644,719		95.2%	1,361

Total	$159.3	$143.8	90.3%	2,015,777		97.1%	$1,607

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	At completion of all phases, the Shoppes at Cotai Central will feature up to 600,000 square feet of gross leasable area.

Other Factors Affecting Earnings

Other Asia, which is principally comprised of our CotaiJet ferry operation, reflected adjusted property EBITDA of $6.1 million during the quarter, compared to $2.2 million in the fourth quarter of 2014.

Pre-opening expense, which was principally related to the St. Regis tower at Sands Cotai Central – that opened on December 18, 2015 - was $17.6 million in the fourth quarter of 2015.

Depreciation and amortization expense was $248.7 million in the fourth quarter of 2015, compared to $255.5 million in the fourth quarter of 2014.

Interest expense, net of amounts capitalized, was $66.2 million for the fourth quarter of 2015, compared to $66.7 million in the prior-year quarter. Capitalized interest was $10.7 million during the fourth quarter of 2015, compared to $3.1 million during the fourth quarter of 2014.  Our weighted average borrowing cost in the fourth quarter of 2015 was approximately 3.2%.

Corporate expense was $48.9 million in the fourth quarter of 2015, compared to $36.2 million in the fourth quarter of 2014.

Other expense was $1.0 million in the fourth quarter of 2015, compared to other income of $4.3 million in the fourth quarter of 2014.

The company’s effective income tax rate for the fourth quarter of 2015 was 9.8% compared to 9.4% in the prior-year quarter. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

The net income attributable to noncontrolling interests during the fourth quarter of 2015 of $109.2 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of December 31, 2015 were $2.18 billion.

As of December 31, 2015, total debt outstanding, including the current portion, was $9.47 billion.

Capital Expenditures

Capital expenditures during the fourth quarter totaled $415.7 million, including construction, development and maintenance activities of $354.3 million in Macao, $33.1 million at Marina Bay Sands, $23.6 million in Las Vegas, and $4.7 million at Sands Bethlehem.

###

Conference Call Information

The company will host a conference call to discuss the company's results on Wednesday, January 27, 2016 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new development, construction and ventures, substantial leverage and debt service, government regulation, tax law changes, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao, our ability to meet certain development deadlines, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, gain or loss on disposal of assets and loss on modification or early retirement of debt.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is the world's leading developer and operator of Integrated Resorts. Our collection of Integrated Resorts in Asia and the United States feature state-of-the-art convention and exhibition facilities, premium accommodations, world-class gaming and entertainment, destination retail and dining including celebrity chef restaurants, and many other amenities.

Our properties include the five-diamond Venetian and Palazzo resorts and Sands Expo Center in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore.  Through majority ownership in Sands China Ltd. (HK: 1928), LVS owns a portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao and Sands Cotai Central, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of delivering a great working environment for nearly 50,000 employees worldwide, driving impact through our Sands Cares corporate citizenship program and leading innovation with the company’s award-winning Sands ECO360° global sustainability program.  To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Fourth Quarter 2015 Results
Non-GAAP Reconciliations

Within the company’s fourth quarter 2015 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “hold-normalized adjusted net income,” “adjusted earnings per diluted share,” “hold-normalized adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-normalized adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, pre-opening expense, development expense, royalty fees, stock-based compensation and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA and hold-normalized adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues:
Casino	$2,162,247	$2,722,402	$9,083,004	$12,004,361
Rooms	367,324	378,215	1,469,874	1,540,420
Food and beverage	201,610	195,965	757,512	778,769
Mall	160,657	174,702	564,309	553,534
Convention, retail and other	150,239	157,041	539,651	548,704
	3,042,077	3,628,325	12,414,350	15,425,788
Less - promotional allowances	(180,342)	(212,332)	(725,889)	(841,939)
	2,861,735	3,415,993	11,688,461	14,583,849
Operating expenses:
Resort operations	1,814,934	2,075,747	7,540,140	9,190,275
Corporate	48,893	36,246	176,169	174,750
Pre-opening	17,649	8,203	47,509	26,230
Development	3,344	5,373	10,372	14,325
Depreciation and amortization	248,707	255,524	998,919	1,031,589
Amortization of leasehold interests in land	9,585	10,446	38,645	40,598
Loss on disposal of assets	16,642	1,934	35,232	6,856
	2,159,754	2,393,473	8,846,986	10,484,623
Operating income	701,981	1,022,520	2,841,475	4,099,226
Other income (expense):
Interest income	2,487	8,534	15,085	25,643
Interest expense, net of amounts capitalized	(66,202)	(66,686)	(265,220)	(274,181)
Other income (expense)	(1,047)	4,333	30,542	1,965
Loss on modification or early retirement of debt	-	-	-	(19,942)
Income before income taxes	637,219	968,701	2,621,882	3,832,711
Income tax expense	(62,244)	(90,701)	(236,185)	(244,640)
Net income	574,975	878,000	2,385,697	3,588,071
Net income attributable to noncontrolling interests	(109,193)	(156,695)	(419,461)	(747,442)
Net income attributable to Las Vegas Sands Corp.	$465,782	$721,305	$1,966,236	$2,840,629

Earnings per share:
Basic	$0.59	$0.90	$2.47	$3.52
Diluted	$0.59	$0.90	$2.47	$3.52

Weighted average shares outstanding:
Basic	794,963,357	799,851,322	796,785,900	806,130,838
Diluted	795,653,442	801,465,931	797,596,082	808,019,219

Dividends declared per common share	$0.65	$0.50	$2.60	$2.00

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

	Three Months Ended December 31, 2015

			Amortization		Pre-Opening
		Depreciation	of Leasehold	Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$252,817	$39,681	$1,666	$1,344	$-	$-	$1,769	$-	$297,277
Sands Cotai Central	78,653	67,879	2,139	2,417	9,060	-	799	-	160,947
Four Seasons Hotel Macao and Plaza Casino	53,782	9,593	720	60	1,436	-	208	-	65,799
Sands Macao	42,000	8,700	373	19	-	-	208	-	51,300
Macao Property Operations	427,252	125,853	4,898	3,840	10,496	-	2,984	-	575,323
Marina Bay Sands	246,511	60,902	4,074	1,977	233	24,307	239	-	338,243
United States:
Las Vegas Operating Properties	79,963	43,092	-	10,824	-	(37,704)	1,229	-	97,404
Sands Bethlehem	27,068	7,133	-	-	121	-	-	-	34,322
United States Property Operations	107,031	50,225	-	10,824	121	(37,704)	1,229	-	131,726
Other Asia (2)	(11,239)	3,559	-	1	-	13,640	92	-	6,053
Other Development	(10,918)	162	613	-	10,143	-	-	-	-
Corporate	(56,656)	8,006	-	-	-	(243)	-	48,893	-
	$701,981	$248,707	$9,585	$16,642	$20,993	$-	$4,544	$48,893	$1,051,345

	Three Months Ended December 31, 2014

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$278,219	$38,116	$2,031	$872	$-	$-	$2,209	$-	$321,447
Sands Cotai Central	144,481	71,266	2,027	343	1,101	-	1,059	-	220,277
Four Seasons Hotel Macao and Plaza Casino	79,779	9,767	1,151	24	1,658	-	341	-	92,720
Sands Macao	67,586	8,452	354	(80)	-	-	422	-	76,734
Macao Property Operations	570,065	127,601	5,563	1,159	2,759	-	4,031	-	711,178
Marina Bay Sands	427,406	62,310	4,520	119	85	23,823	258	-	518,521
United States:
Las Vegas Operating Properties	64,777	47,350	-	452	223	(35,785)	946	-	77,963
Sands Bethlehem	28,944	6,485	-	230	16	-	524	-	36,199
United States Property Operations	93,721	53,835	-	682	239	(35,785)	1,470	-	114,162
Other Asia (2)	(13,943)	3,533	-	16	338	12,200	101	-	2,245
Other Development	(10,679)	161	363	-	10,155	-	-	-	-
Corporate	(44,050)	8,084	-	(42)	-	(238)	-	36,246	-
	$1,022,520	$255,524	$10,446	$1,934	$13,576	$-	$5,860	$36,246	$1,346,106

	Year Ended December 31, 2015

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$897,437	$155,084	$6,637	$10,316	$-	$-	$9,116	$-	$1,078,590
Sands Cotai Central	337,791	277,388	8,355	6,510	17,447	-	4,033	-	651,524
Four Seasons Hotel Macao and Plaza Casino	194,555	38,501	2,860	73	6,199	-	1,202	-	243,390
Sands Macao	184,586	35,718	1,486	3,189	-	-	1,115	-	226,094
Macao Property Operations	1,614,369	506,691	19,338	20,088	23,646	-	15,466	-	2,199,598
Marina Bay Sands	1,145,094	242,512	16,853	2,246	1,415	97,476	890	-	1,506,486
United States:
Las Vegas Operating Properties	263,825	174,332	-	13,016	294	(151,061)	5,063	-	305,469
Sands Bethlehem	108,401	27,291	-	(127)	205	-	74	-	135,844
United States Property Operations	372,226	201,623	-	12,889	499	(151,061)	5,137	-	441,313
Other Asia (2)	(46,253)	14,101	-	9	-	54,560	416	-	22,833
Other Development	(35,420)	645	2,454	-	32,321	-	-	-	-
Corporate	(208,541)	33,347	-	-	-	(975)	-	176,169	-
	$2,841,475	$998,919	$38,645	$35,232	$57,881	$-	$21,909	$176,169	$4,170,230

	Year Ended December 31, 2014

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$1,381,460	$146,365	$6,992	$1,588	$-	$-	$9,918	$-	$1,546,323
Sands Cotai Central	705,780	275,459	8,487	1,423	5,464	-	4,874	-	1,001,487
Four Seasons Hotel Macao and Plaza Casino	323,593	39,307	3,269	116	7,291	-	1,323	-	374,899
Sands Macao	301,246	33,994	1,415	82	-	-	1,853	-	338,590
Macao Property Operations	2,712,079	495,125	20,163	3,209	12,755	-	17,968	-	3,261,299
Marina Bay Sands	1,326,729	271,801	18,207	3,636	160	98,710	3,904	-	1,723,147
United States:
Las Vegas Operating Properties	267,342	187,004	-	(272)	356	(146,523)	6,006	-	313,913
Sands Bethlehem	89,966	29,739	-	160	110	-	516	-	120,491
United States Property Operations	357,308	216,743	-	(112)	466	(146,523)	6,522	-	434,404
Other Asia (2)	(60,368)	14,137	-	165	384	48,800	375	-	3,493
Other Development	(29,649)	631	2,228	-	26,790	-	-	-	-
Corporate	(206,873)	33,152	-	(42)	-	(987)	-	174,750	-
	$4,099,226	$1,031,589	$40,598	$6,856	$40,555	$-	$28,769	$174,750	$5,422,343

(1)
During the three months ended December 31, 2015 and 2014, the Company recorded stock-based compensation expense of $9.3 million and $10.3 million, respectively, of which $4.5 million and $4.3 million, respectively, is included in corporate expense and $0.3 million and $0.1 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations. During the year ended December 31, 2015 and 2014, the Company recorded stock-based compensation expense of $45.8 million and $48.1 million, respectively, of which $22.8 million and $18.7 million, respectively, is included in corporate expense and $1.1 million and $0.6 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2)	Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended December 31, 2015

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$575,323	$(48,374)	$22,191	$549,140
Marina Bay Sands	338,243	45,992	(9,390)	374,845
United States:
Las Vegas Operating Properties	97,404	9,762	(1,737)	105,429
Sands Bethlehem	34,322	-	-	34,322
United States Property Operations	131,726	9,762	(1,737)	139,751
Other Asia	6,053	-	-	6,053
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,051,345	$7,380	$11,064	$1,069,789

	Three Months Ended December 31, 2014

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$711,178	$(43,795)	$18,798	$686,181
Marina Bay Sands	518,521	(72,014)	14,527	461,034
United States:
Las Vegas Operating Properties	77,963	11,705	(2,058)	87,610
Sands Bethlehem	36,199	-	-	36,199
United States Property Operations	114,162	11,705	(2,058)	123,809
Other Asia	2,245	-	-	2,245
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,346,106	$(104,104)	$31,267	$1,273,269

(1)

For Macao Property Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%. This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 25.0% for Baccarat and 18.0% for non-Baccarat for 2015 and 26.0% for Baccarat and 16.0% for non-Baccarat for 2014.  This calculation will only be done if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 21.0% to 29.0% and 16.0% to 20.0%, respectively, for 2015 and 22.0% to 30.0% and 14.0% to 18.0%, respectively, for 2014.

For Sands Bethlehem, no adjustments have been, or will be, made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)

Represents the estimated incremental expenses (gaming taxes, bad debt expense and commissions paid to third parties) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income attributable to Las Vegas Sands Corp.	$465,782	$721,305	$1,966,236	$2,840,629
Add (deduct):
Net income attributable to noncontrolling interests	109,193	156,695	419,461	747,442
Income tax expense	62,244	90,701	236,185	244,640
Loss on modification or early retirement of debt	-	-	-	19,942
Other (income) expense	1,047	(4,333)	(30,542)	(1,965)
Interest expense, net of amounts capitalized	66,202	66,686	265,220	274,181
Interest income	(2,487)	(8,534)	(15,085)	(25,643)
Loss on disposal of assets	16,642	1,934	35,232	6,856
Amortization of leasehold interests in land	9,585	10,446	38,645	40,598
Depreciation and amortization	248,707	255,524	998,919	1,031,589
Development expense	3,344	5,373	10,372	14,325
Pre-opening expense	17,649	8,203	47,509	26,230
Stock-based compensation (1)	4,544	5,860	21,909	28,769
Corporate expense	48,893	36,246	176,169	174,750
Adjusted Property EBITDA	$1,051,345	$1,346,106	$4,170,230	$5,422,343

Hold-normalized casino revenue (2)	7,380	(104,104)
Hold-normalized casino expense (2)	11,064	31,267
Hold-Normalized Adjusted Property EBITDA	$1,069,789	$1,273,269

(1) See Exhibit 2
(2) See Exhibit 3
_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
The Venetian Macao	$760,653	$880,307	$2,986,851	$4,040,681
Sands Cotai Central	505,723	705,042	2,181,877	3,133,864
Four Seasons Hotel Macao and Plaza Casino	157,723	243,839	691,037	1,107,779
Sands Macao	205,274	267,913	879,563	1,174,795
Marina Bay Sands	703,865	838,592	2,952,400	3,214,210
Las Vegas Operating Properties	400,135	362,575	1,508,006	1,478,769
Sands Bethlehem	139,905	133,593	549,109	504,237
Other Asia	42,370	38,492	159,798	151,778
Intersegment Eliminations	(53,913)	(54,360)	(220,180)	(222,264)
	$2,861,735	$3,415,993	$11,688,461	$14,583,849

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
The Venetian Macao	39.1%	36.5%	36.1%	38.3%
Sands Cotai Central	31.8%	31.2%	29.9%	32.0%
Four Seasons Hotel Macao and Plaza Casino	41.7%	38.0%	35.2%	33.8%
Sands Macao	25.0%	28.6%	25.7%	28.8%
Marina Bay Sands	48.1%	61.8%	51.0%	53.6%
Las Vegas Operating Properties	24.3%	21.5%	20.3%	21.2%
Sands Bethlehem	24.5%	27.1%	24.7%	23.9%
Other Asia	14.3%	5.8%	14.3%	2.3%

Total	36.7%	39.4%	35.7%	37.2%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income; Hold-Normalized Adjusted Net Income; Adjusted Earnings Per
Diluted Share; and Hold-Normalized Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income attributable to Las Vegas Sands Corp.	$465,782	$721,305	$1,966,236	$2,840,629

Pre-opening expense, net	12,251	5,929	33,417	18,651
Development expense, net	3,339	5,373	10,367	14,325
Loss on disposal of assets, net	10,983	1,589	24,712	5,900
Loss on modification or early retirement of debt, net	-	-	-	14,589
Adjusted net income	$492,355	$734,196	$2,034,732	$2,894,094

Hold-normalized casino revenue (1)	7,380	(104,104)
Hold-normalized casino expense (1)	11,064	31,267
Income tax impact on hold adjustments	(6,222)	9,773
Noncontrolling interest impact on hold adjustments	7,825	7,467
Hold-normalized adjusted net income	$512,402	$678,599

(1) See Exhibit 3

Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.59	$0.90	$2.47	$3.52

Pre-opening expense, net	0.02	0.01	0.04	0.02
Development expense, net	-	0.01	0.01	0.02
Loss on disposal of assets, net	0.01	-	0.03	-
Loss on modification or early retirement of debt, net	-	-	-	0.02
Adjusted earnings per diluted share	$0.62	$0.92	$2.55	$3.58

Hold-normalized casino revenue	0.01	(0.13)
Hold-normalized casino expense	0.01	0.04
Income tax impact on hold adjustments	(0.01)	0.01
Noncontrolling interest impact on hold adjustments	0.01	0.01
Hold-normalized adjusted earnings per diluted share	$0.64	$0.85

Weighted average diluted shares outstanding	795,653,442	801,465,931	797,596,082	808,019,219

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014

Room Statistics:
The Venetian Macao:
Occupancy %	83.5%	88.3%	84.0%	91.3%
Average daily room rate (ADR) (1)	$223	$280	$243	$270
Revenue per available room (RevPAR) (2)	$186	$247	$204	$246

Sands Cotai Central:
Occupancy %	85.4%	90.9%	83.1%	88.5%
Average daily room rate (ADR) (1)	$151	$183	$157	$176
Revenue per available room (RevPAR) (2)	$129	$167	$131	$156

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	81.1%	86.7%	82.0%	87.0%
Average daily room rate (ADR) (1)	$351	$372	$376	$400
Revenue per available room (RevPAR) (2)	$284	$323	$308	$348

Sands Macao:
Occupancy %	99.1%	99.9%	99.3%	98.6%
Average daily room rate (ADR) (1)	$209	$225	$220	$238
Revenue per available room (RevPAR) (2)	$207	$225	$218	$235

Marina Bay Sands:
Occupancy %	96.6%	98.3%	96.3%	99.0%
Average daily room rate (ADR) (1)	$392	$422	$404	$431
Revenue per available room (RevPAR) (2)	$379	$415	$389	$427

Las Vegas Operating Properties:
Occupancy %	92.1%	81.1%	91.8%	88.0%
Average daily room rate (ADR) (1)	$239	$222	$233	$222
Revenue per available room (RevPAR) (2)	$220	$180	$214	$196

Sands Bethlehem:
Occupancy %	92.8%	87.9%	91.5%	83.4%
Average daily room rate (ADR) (1)	$152	$149	$151	$146
Revenue per available room (RevPAR) (2)	$146	$131	$138	$122

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$11,563	$13,530	$11,864	$16,286
Slot machine win per unit per day (4)	$267	$309	$261	$360
Average number of table games	635	622	618	639
Average number of slot machines	1,925	2,011	2,077	2,018

Sands Cotai Central:
Table games win per unit per day (3)	$9,035	$13,611	$10,340	$16,862
Slot machine win per unit per day (4)	$320	$422	$341	$426
Average number of table games	503	517	504	498
Average number of slot machines	1,791	1,635	1,726	1,725

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$15,024	$19,003	$15,801	$25,518
Slot machine win per unit per day (4)	$471	$663	$501	$748
Average number of table games	100	141	116	132
Average number of slot machines	157	149	159	156

Sands Macao:
Table games win per unit per day (3)	$8,309	$12,158	$8,616	$13,165
Slot machine win per unit per day (4)	$260	$323	$281	$346
Average number of table games	274	247	280	258
Average number of slot machines	912	919	945	942

Marina Bay Sands:
Table games win per unit per day (3)	$9,218	$11,617	$10,434	$11,159
Slot machine win per unit per day (4)	$661	$666	$659	$684
Average number of table games	613	611	600	622
Average number of slot machines	2,402	2,455	2,411	2,412

Las Vegas Operating Properties:
Table games win per unit per day (3)	$3,856	$4,843	$3,698	$4,965
Slot machine win per unit per day (4)	$284	$216	$242	$203
Average number of table games	247	236	245	235
Average number of slot machines	2,080	2,275	2,193	2,344

Sands Bethlehem:
Table games win per unit per day (3)	$3,332	$3,235	$3,159	$2,937
Slot machine win per unit per day (4)	$270	$250	$274	$255
Average number of table games	175	176	176	167
Average number of slot machines	2,976	3,012	2,992	3,011

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(1)	ADR is calculated by dividing total room revenue by total rooms occupied.

(2)	RevPAR is calculated by dividing total room revenue by total rooms available.

(3)	Table games win per unit per day is shown before discounts and commissions.

(4)	Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 6